Exhibit 99.1
HEARTWARE INTERNATIONAL REPORTS THIRD
QUARTER REVENUES OF $7.5 MILLION
Framingham, MA and Sydney, Australia (November 4, 2009) — HeartWare International, Inc. (NASDAQ: HTWR — ASX: HIN), a leading innovator of less invasive, miniaturized circulatory support technologies revolutionizing the treatment of advanced heart failure, today announced a significant increase in revenues to $7.5 million for the third quarter ended September 30, 2009. This compares to approximately $3.0 million in revenues in the second quarter ended June 30, 2009, and approximately $4.4 million in revenues for the six months ended June 30, 2009.
HeartWare President and Chief Executive Officer Doug Godshall said that both European selling efforts and U.S. trial progress are tracking well to date and he noted, “Physician feedback has been positive and consistently supportive as we commence the early phases of marketing our device in approved countries.”
Total operating expenses for the 2009 third quarter were $6.8 million as compared to $8.7 million in the prior year comparative period. For the first nine months of 2009, total operating expenses were $21.7 million compared to $22.8 million in the equivalent 2008 period. The decreases are attributable to the re-allocation of production related costs to cost of revenues following the commencement of commercial sales and are also partially offset by expansion of commercialization activities in Europe following the receipt of CE Marking in January 2009, costs associated with the proposed Thoratec merger and the expansion of the Company’s U.S. clinical trial.
Net loss for the 2009 third quarter was $5.9 million, or a $0.60 loss per basic and diluted share, compared to a $4.9 million net loss, or a loss of $0.57 per basic and diluted share, in the 2008 third quarter. For 2009 year to date, net loss was $19.0 million, or a loss of $2.07 per basic and diluted share, compared to a $19.8 million net loss, or a loss of $2.61 per basic and diluted share, in the prior year nine-month period. These figures include a $2.2 million (non-cash) charge recorded during the 2009 period associated with a change in the fair value of a derivative instrument embedded in the $20 million loan facility provided by Thoratec Corporation.
Godshall continued, “We are making the necessary investments in our operating infrastructure, staffing and clinical trials so as to lay the foundation for our continued growth”.
The balance sheet was strengthened during the third quarter as a result of a $60 million private placement of common stock entered into in mid August 2009. At September 30, 2009 the balance sheet showed $31.4 million in cash and cash equivalents, with the outstanding $30.7 million of the $60 million private placement having been released from escrow to the Company following stockholder approval of the private placement on October 26, 2009.
The Company will host a conference call on Thursday, November 5, 2009 at 8.00 a.m. U.S. Eastern time (being 12:00 a.m. Australian Eastern Daylight Time between November 5 and 6, 2009) to discuss its third quarter results. The call may be accessed by dialing 1-877-407-4018 five minutes prior to the scheduled start time and referencing “HeartWare.” For callers outside the United States, dial +1-201-689-8471. Doug Godshall, Chief Executive Officer, President and Executive Director, and David McIntyre, Chief Financial Officer and Chief Operating Officer, will host the conference call.

A live web cast of the call will also be available at the Company’s website (www.heartware.com) by selecting “HeartWare Third Quarter and Nine Months Conference Call” under the section titled “Corporate Presentations” on the HOME page. A replay of the conference call will be available through the above weblink immediately following completion of the call.
About HeartWare International
HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat Class IIIb and Class IV patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD™ pump, a small full-output circulatory support device (up to 10L/min flow) designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has received CE Marking for the HeartWare® Ventricular Assist System in the European Union. The device is currently the subject of a 150-patient clinical trial in the United States for a Bridge-to-Transplant indication. For additional information, please visit the company’s website at www.heartware.com.
HeartWare International, Inc. is a member of the Russell 2000(R) and its securities are publicly traded on The NASDAQ Stock Market and the Australian Securities Exchange.
For further information:
US Investor Relations
Matt Clawson
Allen & Caron, Inc.
Email. matt@allencaron.com
Tel. +1 949 474 4300
Forward-Looking Statements
This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the progress of clinical trials. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 26, 2009 and “Part II, Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 filed with the SEC on May 8, 2009 and August 14, 2009, respectively, and those described in other reports filed from time to time with the SEC.
- Tables to Follow -

HEARTWARE INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues, net	$7,506	$88	$11,952	$88
Cost of revenues	4,103	—	6,401	—

Gross profit	3,403	88	5,551	88

Operating expenses:
Selling, general and administrative expenses	3,149	3,181	11,721	7,993
Research and development expenses	3,646	5,478	9,994	14,801

Total operating expenses	6,795	8,659	21,715	22,794

Loss from operations	(3,392)	(8,571)	(16,164)	(22,706)

Other income (expense):
Foreign exchange gain (loss)	108	3,196	(260)	1,925
Interest expense	(351)	(2)	(351)	(17)
Interest income	7	475	26	1,052
Change in fair value of derivative instrument	(2,224)	—	(2,224)	—
Other, net	(22)	—	(25)	(92)

Loss before income taxes	(5,874)	(4,902)	(18,998)	(19,838)
Provision for income taxes	—	—	—	—

Net loss	$(5,874)	$(4,902)	$(18,998)	$(19,838)

Net loss per common share — basic and diluted	$(0.60)	$(0.57)	$(2.07)	$(2.61)

Weighted average shares outstanding — basic and diluted	9,715,577	8,654,660	9,156,074	7,614,416

HEARTWARE INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands except share and per share data)

	September 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,421	$20,804
Accounts receivable	6,138	244
Inventories, net	8,008	3,508
Prepaid expenses and other current assets	1,140	1,062

Total current assets	46,707	25,618
Property, plant and equipment, net	3,914	3,609
Other intangible assets, net	1,118	823
Deferred financing costs, net	3,603	—
Restricted cash	288	288

Total assets	$55,630	$30,338

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,404	$699
Accrued expenses and other current liabilities	2,496	2,883

Total current liabilities	5,900	3,582
Long-term convertible debt	4,000	—
Derivative instrument	6,115	—
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 25,000,000 shares authorized; 10,316,809 and 8,866,702 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	10	9
Additional paid-in capital	143,447	112,401
Accumulated deficit	(95,961)	(76,963)
Accumulated other comprehensive loss:	—	—
Cumulative translation adjustments	(7,881)	(8,691)

Total stockholders’ equity	39,615	26,756

Total liabilities and stockholders’ equity	$55,630	$30,338

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